UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 6, 2026
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 3.02 Unregistered Sales of Equity Securities

On October 6, 2026, Wheeler Real Estate Investment Trust, Inc. (the “Company”) agreed to issue an aggregate amount of 917,868 shares of its common stock, $0.01 par value per share (the “Common Stock”), to several unaffiliated holders of the Company’s securities (together, the “October 6 Investors”) in exchange for an aggregate amount of 53,058 shares of the Company's Series B Preferred Stock (the “Series B Preferred Stock”) and 10,758 shares of the Company's Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”) in six separate transactions. Three of the transactions each involved the issuance of ten shares of Common Stock in exchange for one shares of Series B Preferred Stock. Three other transactions each involved the issuance of seventy-six shares of Common Stock in exchange for four shares of Series B Preferred Stock and one share of Series D Preferred Stock. The Company expects the transaction to settle in accordance with customary settlement cycles.

On October 7, 2026, the Company agreed to issue an aggregate amount of 780,881 shares of Common Stock to several unaffiliated holders of the Company’s securities (together, the “October 7 Investors”) in exchange for an aggregate amount of 48,529 shares of Series B Preferred Stock and 2,475 shares of the Series D Preferred Stock in four separate transactions. Three transactions each involved the issuance of fourteen shares of Common Stock in exchange for one shares of Series B Preferred Stock. One transaction involved the issuance of ninety-seven shares of Common Stock in exchange for four shares of Series B Preferred Stock and one share of Series D Preferred Stock. The Company expects the transaction to settle in accordance with customary settlement cycles.

On October 8, 2026, the Company agreed to issue an aggregate amount of 824,696 shares of Common Stock to two unaffiliated holders of the Company’s securities (together, the “October 8 Investors”) in exchange for an aggregate amount of 33,372 shares of Series B Preferred Stock and 4,000 shares of the Series D Preferred Stock in two separate transactions. One transactions involved the issuance of eighteen shares of Common Stock in exchange for one shares of Series B Preferred Stock. The other transaction involved the issuance of one hundred twenty-eight shares of Common Stock in exchange for four shares of Series B Preferred Stock and one share of Series D Preferred Stock. The Company expects the transaction to settle in accordance with customary settlement cycles.

On October 9, 2026, the Company agreed to issue an aggregate amount of 125,874 shares of Common Stock to two unaffiliated holders of the Company’s securities (together, the “October 9 Investors”) in exchange for an aggregate amount of 6,993 shares of Series B Preferred Stock in two separate transactions. The transactions involved the issuance of eighteen shares of Common Stock in exchange for one shares of Series B Preferred Stock. The Company expects the transaction to settle in accordance with customary settlement cycles.

The Company did not receive any cash proceeds in these transactions, and the shares of the Preferred Stock exchanged have been retired and cancelled.

The Company issued the Common Stock to the October 6 Investors, the October 7 Investors, the October 8 Investors and the October 9 Investors (together, the “Investors”) in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act on the basis that the issuance of Common Stock to the Investors constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid or given directly or indirectly for soliciting such transactions.

This Current Report on Form 8-K does not constitute an offer to exchange any securities of the Company for the Common Stock, the Series D Preferred Stock, the Series B Preferred Stock or other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

Dated: October 13, 2026